Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE NEWS CORPORATION SHAREHOLDER DERIVATIVE LITIGATION	Consolidated C.A. No. 6285-VCN

NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:     ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK OF NEWS CORPORATION (“NEWS CORP.” OR THE “COMPANY”) AT THE CLOSE OF BUSINESS ON MAY 1, 2013 (THE “RECORD DATE”). BROKERAGE FIRMS, BANKS, AND OTHER PERSONS OR ENTITIES WHO HELD NEWS CORP. SHARES OF RECORD ON MAY 1, 2013 WHO ARE NOT ALSO BENEFICIAL OWNERS, ARE DIRECTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNERS OF SUCH SHARES, OR REQUEST NEWS CORP. TO DO SO (SEE SECTION AT THE END OF THIS NOTICE ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”).

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative action (the “Delaware Action”), which was brought by certain News Corp. stockholders on behalf of and for the benefit of News Corp. in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Delaware Action (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, i.e., the Effective Date occurs, as provided in a Stipulation of Settlement (the “Stipulation”) that was filed with the Court and is publicly available for review as indicated at paragraph 43 below; (iii) the hearing that the Court will hold on June 26, 2013 to determine whether to approve the Settlement and to consider Delaware Co-Lead Counsel’s application for an award of attorneys’ fees and expenses; and (iv) current stockholders’ rights with respect to the proposed Settlement and Delaware Co-Lead Counsel’s application for attorneys’ fees and expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THE DELAWARE ACTION.

The Stipulation was entered into as of May 3, 2013, between and among: plaintiffs in the Delaware Action, The Amalgamated Bank, as Trustee for the LongView LargeCap 500 Index Fund and the LongView LargeCap 500 Index VEBA Fund (“Amalgamated Bank”), Central Laborers Pension Fund (“Central Laborers”), and New Orleans Employees’ Retirement System (“NOERS”) (collectively, and acting on behalf of other stockholders of News Corp. that initiated

1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

derivative actions later consolidated with the Delaware Action, the “Delaware Plaintiffs”); (ii) defendants Rupert Murdoch, James Murdoch, Lachlan Murdoch, Chase Carey, David F. DeVoe, Joel Klein, Arthur M. Siskind, Roderick Eddington, Andrew S.B. Knight, Thomas J. Perkins, Peter Barnes, José María Aznar, Natalie Bancroft, Kenneth E. Cowley, Viet Dinh, and John L. Thornton (the “Defendants”); and (iii) nominal defendant News Corp. (collectively with Delaware Plaintiffs and Defendants, the “Settling Parties”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

Because this Action was brought as a derivative action on behalf of and for the benefit of News Corp., the benefits from the Settlement will go to News Corp. Individual News Corp. stockholders will not receive any direct payment from the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Delaware Action, the terms of the proposed Settlement, and how the proposed Settlement affects News Corp. stockholders’ legal rights.

2. In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully in paragraph 41 below, current stockholders have the right to object to the proposed Settlement and the application by Delaware Co-Lead Counsel for an award of attorneys’ fees and expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable John W. Noble on June 26, 2013, at 10:00 a.m., at the Court of Chancery courtroom, Kent County Courthouse, 38 The Green, Dover, Delaware 19901. At the Settlement Hearing, the Court will (a) determine whether Amalgamated Bank, Central Laborers, NOERS, and Delaware Co-Lead Counsel have adequately represented the interests of News Corp. and its stockholders; (b) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of News Corp. and its stockholders; (c) determine whether the Court should enter an Order and Final Judgment, substantially in the form attached as Exhibit C to the Stipulation, dismissing the Delaware Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Released Claims against the Releasees; (d) consider the application by Delaware Co-Lead Counsel for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement or the application by Delaware Co-Lead Counsel for an award of attorneys’ fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.

4. The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Delaware Co-Lead Counsel for attorneys’ fees and expenses, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Settling Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE DELAWARE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

5. On February 21, 2011, the Company announced that it planned to acquire Shine Group Ltd. (“Shine”), a television and movie production company based in the U.K. which produces, among other television shows, Got to Dance, The Biggest Loser, Master Chef, and Minute to Win It, for an enterprise value of £415 million, or $670 million (the “Shine Acquisition”). Shine’s investors included Sony Entertainment and British Sky Broadcasting, as well as majority owner Elisabeth Murdoch, the daughter of Defendant Rupert Murdoch. The Company’s February 21, 2011, announcement also indicated that Rupert Murdoch expected Elisabeth Murdoch to join the News Corp. board of directors (the “News Corp. Board”).

6. In March 2011, the following stockholder derivative and class actions were filed in the Court, asserting claims against Defendants related to the proposed Shine Acquisition: (i) The Amalgamated Bank, as Trustee, et al. v. Murdoch, et al., C.A. No. 6285-CC, and (ii) New Orleans Employees’ Retirement System v. Aznar, et al., C.A. No. 6316-CC. The complaints challenged the Company’s reasons for entering into the proposed Shine Acquisition, as well as the process leading to and price of the proposed Shine Acquisition.

7. On April 5, 2011, the Company announced that it had completed the acquisition of Shine after the News Corp. Audit Committee, consisting at that time of Defendants Eddington, Knight, Barnes, and Perkins, approved the Shine Acquisition after receiving advice from its legal and financial advisers.

8. On April 6, 2011, the Court entered an Order (i) consolidating the Amalgamated Bank and NOERS actions under the caption In re News Corporation Shareholder Derivative Litigation, Consolidated C.A. No. 6285-CC; (ii) appointing Amalgamated Bank and Central Laborers as co-lead plaintiffs in the Delaware Action and NOERS as a named plaintiff; and (iii) appointing the law firms of Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A., as Co-Lead Counsel in the Delaware Action (“Delaware Co-Lead Counsel”).

9. On April 12, 2011, the Delaware Action was reassigned to Vice Chancellor Noble.

10. On May 13, 2011, Delaware Plaintiffs filed a verified consolidated shareholder derivative and class action complaint (the “Consolidated Complaint”).

11. On June 10, 2011, Defendants moved to dismiss the Consolidated Complaint.

12. On July 8, 2011, Delaware Plaintiffs filed a verified amended consolidated shareholder derivative and class action complaint (the “First Amended Complaint”), restating and expanding upon the claims relating to the Shine Acquisition and adding, among other things, breach of fiduciary claims against Defendants relating to phone hacking at News of the World, a U.K. newspaper published at the time of the filing of the First Amended Complaint by News Group Newspapers Limited, an indirect subsidiary of News Corp., and for failure of oversight in connection therewith, and other related matters (the “Oversight-Related Claims”).

13. Beginning in July 2011, News Corp. stockholders commenced the following actions derivatively on behalf of News Corp. in the United States District Court for the Southern District of New York (the “New York Court”): Shields v. Murdoch, No. 1:11-cv-04917-PGG (S.D.N.Y.); G.E. Stricklin v. Murdoch, No. 1:11-cv-05073 (S.D.N.Y.); and Iron Workers Mid-South Pension Fund v. Murdoch, No. 1:11-cv-05556 (S.D.N.Y.) (collectively, the “New York Derivative Actions”). The New York Derivative Actions arose from the same underlying operative facts and asserted claims that were substantially similar to the claims brought in the Delaware Action. The plaintiffs in the Shields and Stricklin actions have represented to the Settling Parties that they support the Settlement and intend to consent to the dismissal of their lawsuits if the Settlement is approved by the Court.

14. On August 3, 2011, Mary Lou Mench (“Mench”), a purported News Corp. stockholder, made a demand on News Corp. for inspection of books and records related to the Oversight-Related Claims.

15. On September 21, 2011, Delaware Plaintiffs filed a verified second amended consolidated shareholder derivative and class action complaint (the “Second Amended Complaint”).

16. During November and December 2011, the parties filed briefs related to Defendants’ motions to dismiss the Second Amended Complaint.

17. On February 21, 2012, Mench sent a demand letter (the “Demand Letter”) to the News Corp. Board related to the Oversight-Related Claims. Mench is represented by the Law Offices of Bernard M. Gross P.C. (“Demand Letter Counsel”).

18. On March 20, 2012, the Court consolidated two additional related derivative cases, Massachusetts Laborers’ Pension & Annuity Funds v. Murdoch, et al., C.A. No. 6671-VCN, and Cohen v. Murdoch, et al., C.A. No. 7299-VCN, into the Delaware Action.

19. On June 18, 2012, Delaware Plaintiffs filed their verified third amended consolidated shareholder derivative complaint (the “Third Amended Complaint”). The Third Amended Complaint, now the operative complaint in the Delaware Action, contains five claims. Counts I and II relate to the Shine Acquisition, alleging, among other things, that Defendants breached their fiduciary duties by agreeing to acquire Shine without considering whether the transaction served a legitimate corporate objective and permitting the purchase of Shine at an excessive price. Counts III, IV, and V are Oversight-Related Claims, alleging, among other things, that Defendants breached their fiduciary duties by not investigating, between July 2009 and 2011, the hacking claims at News of the World, and as a result, the Company was harmed. The Third Amended Complaint eliminated Delaware Plaintiffs’ class-action claims.

20. Defendants have at all times denied, and continue to deny, all of Delaware Plaintiffs’ allegations and assertions of wrongdoing, liability, and violation of any laws and the existence of any damages asserted in or arising from the Delaware Action. On July 18, 2012, Defendants moved to dismiss the Delaware Action in its entirety under Chancery Court Rules 12(b)(6) and 23.1 (the “Motions to Dismiss”). Defendants argued, among other things, that Delaware Plaintiffs failed to satisfy the stockholder demand requirement under Chancery Court Rule 23.1 and that Delaware Plaintiffs failed to state a claim for which relief can be granted.

21. During July and August 2012, the parties filed briefs related to the Motions to Dismiss. On September 19, 2012, the Court heard extensive oral argument on all aspects of the Motion to Dismiss.

22. Following the oral argument on the Motions to Dismiss, counsel for Delaware Plaintiffs and Defendants began to explore the possibility of reaching a settlement. In late 2012, Delaware Plaintiffs and Defendants agreed to engage in mediation and requested that the Court withhold its decision on the Motions to Dismiss pending mediation.

23. Prior to mediation, the parties engaged in discovery, including Delaware Plaintiffs’ review of over 100,000 pages of documents consisting of materials produced directly by Defendants and publicly available materials.

24. In anticipation of the mediation, Delaware Plaintiffs engaged certain experts to assist them in negotiating the scope of any resolution.

25. On February 13-14, 2013, Delaware Plaintiffs and Defendants, through counsel, and Demand Letter Counsel participated in a two-day mediation session before the Honorable Layn R. Phillips (the “Mediator”), a former federal district court judge in the United States District Court for the Western District of Oklahoma. In advance of that session, the parties exchanged mediation statements, which addressed in detail the issues of both liability and damages. The session ended without any agreement being reached.

26. Over the course of the next two months, the Mediator conducted numerous additional separate discussions with the parties and the parties continued to engage in direct and indirect settlement discussions.

27. On March 18, 2013, counsel for Delaware Plaintiffs met with in-house and outside counsel for Defendants for a full-day meeting to discuss in detail the parties’ respective corporate governance and compliance enhancement proposals.

28. In mid-March 2013, the parties agreed to hold another full-day mediation session with the Mediator, which was scheduled for April 2, 2013.

29. On April 2, 2013, the second mediation session with the Mediator was held. Following a full day of mediation and several additional days of negotiations, including an additional in-person meeting and numerous additional telephonic caucus sessions overseen by the Mediator and his colleague, Jill Sperber, Esquire, the parties reached an agreement in principle to settle the Delaware Action.

30. After several more weeks of negotiations with the continued oversight of the Mediator and his colleague, Ms. Sperber, on April 17, 2013, the parties executed a memorandum of understanding reflecting the terms of their agreement to settle the Delaware Action (the “MOU”). The MOU was filed with the Court on April 22, 2013. On May 3, 2013, the parties entered into the formal Stipulation of Settlement setting forth the terms of the Settlement.

31. In addition to the mediation discovery that Defendants provided to the Delaware Plaintiffs, the Settlement is subject to the completion of reasonable due diligence by Delaware Plaintiffs. In connection with this due diligence, the Settling Parties have agreed on supplemental document production to Delaware Plaintiffs and that Delaware Plaintiffs will take the deposition of Defendants Viet Dinh and Roderick Eddington prior to the filing of Delaware Plaintiffs’ brief in support of final approval of the Settlement. Delaware Plaintiffs, by Delaware Co-Lead Counsel, reserved the right to withdraw from the proposed Settlement at any time prior to filing their brief in support of final approval of the Settlement, if they, in their good faith discretion, determine that the information produced during the due diligence renders the proposed Settlement unfair, unreasonable or inadequate.

WHAT ARE THE TERMS OF THE SETTLEMENT?

32. As consideration for the Settlement:

(i) Within ten (10) business days of the Effective Date, Defendants or their representative shall cause to be paid on Defendants’ behalf the amount of $139 million (the “Settlement Payment”), minus the amount of any Fee Award (defined in paragraph 39 below), to the Company. The Settlement Payment shall be paid from an escrow account created for the benefit of Defendants pursuant to an agreement reached prior to the April 2, 2013 mediation session between Defendants, through their counsel, and Defendants’ directors’ and officers’ liability insurers for the payment of insurance proceeds, subject to a claims release, to help to resolve the Delaware Action, which will be funded prior to the Settlement Hearing; and

(ii) Within thirty (30) calendar days of the date of entry of the Judgment (defined in paragraph 36 below) by the Court, the Company shall implement, to the extent not already implemented, the corporate governance and compliance enhancements set forth in Exhibit D to the Stipulation, available for review at http://www.newscorpderivativesettlement.com, which enhancements shall remain in effect at least through December 31, 2016.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

33. Delaware Plaintiffs and Delaware Co-Lead Counsel thoroughly considered the facts and law underlying the Delaware Action. Although Delaware Plaintiffs and Delaware Co-Lead Counsel believe that the claims asserted have merit, the Court could have adopted Defendants’ view of the applicable legal standard or of the underlying evidence, and could enter judgment for the Defendants, either dismissing the Delaware Action prior to trial or after trial.

Delaware Plaintiffs and Delaware Co-Lead Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against the Defendants through trial, as well as the uncertainty of appeals. Delaware Plaintiffs and Delaware Co-Lead Counsel also considered the possibility that a Court may not be able to order the specific relief achieved in the Settlement.

34. In light of the monetary recovery and valuable corporate governance measures included in the Settlement, Delaware Plaintiffs and Delaware Co-Lead Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of News Corp and its stockholders. The Settlement provides substantial immediate benefits to News Corp. without the risk that continued litigation could result in obtaining similar or lesser relief for News Corp. after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

35. Defendants, who believe they have substantial defenses to the claims alleged against them in the Third Amended Complaint, have denied and continue to deny the allegations of wrongdoing, liability, and violation of any laws and the existence of any damages asserted in or arising from the Delaware Action, but have nevertheless concluded that further litigation in connection with the Delaware Action would be time consuming and expensive, and after weighing the costs and uncertainties of continued litigation, have determined that the Delaware Action should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions are fair, reasonable, and adequate to News Corp. and its stockholders.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS

WILL THE SETTLEMENT RELEASE?

36. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Upon entry of the Judgment, the Delaware Action will be dismissed in its entirety and with prejudice and the following releases will occur:2

Release of Claims by Delaware Plaintiffs and News Corp.: News Corp., Delaware Plaintiffs, and each and every other News Corp. shareholder, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiffs’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants’ Releasees.

2 The “Effective Date” of the Settlement shall occur only if (a) the Court has approved the Settlement, entered the Judgment, and the Judgment has become Final; and (b) each of the New York Actions has been dismissed, voluntarily or involuntarily, with prejudice, and the New York Court’s orders dismissing the New York Actions with prejudice have become Final. Should the Effective Date fail to occur for any reason, the Judgment entered in the Delaware Action and the dismissal of the Delaware Action and Releases provided thereunder shall be null and void and the Settling Parties shall revert to their respective positions in the Delaware Action as of April 16, 2013.

“Released Plaintiffs’ Claims” means all any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, the Section 14(a) claims asserted in the New York Derivative Actions), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Delaware Action or in any other court, tribunal, or proceeding by Delaware Plaintiffs or any other News Corp. stockholder derivatively on behalf of News Corp., or by News Corp. directly against any of the Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the Third Amended Complaint, the Demand Letter, or the Delaware Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Plaintiffs’ Claims include all of the claims asserted in the New York Derivative Actions, but do not include claims based on future conduct of Defendants’ Releasees, including any conduct of Defendants’ Releasees after execution of the MOU.

“Defendants’ Releasees” means News Corp., Defendants, defendants in the New York Derivative Actions, and any other current or former officer or director of News Corp., and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

Release of Claims by Defendants: Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiffs’ Releasees.

“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties,

sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants in the Delaware Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Defendants’ Claims do not include claims based on future conduct of the Plaintiffs’ Releasees.

“Plaintiffs’ Releasees” means Delaware Plaintiffs, all other News Corp. stockholders, and any current or former officer or director of any of Delaware Plaintiffs or any other News Corp. stockholder, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

“Unknown Claims” means any Released Plaintiffs’ Claims that News Corp., Delaware Plaintiffs or any other News Corp. stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Defendants’ Releasees, and any Released Defendants’ Claims that any of the Defendants or any of the other Defendants’ Releasees does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiffs’ Releasees, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Settling Parties stipulate and agree that News Corp., Delaware Plaintiffs and each of the Defendants shall expressly waive, and each of the other News Corp. stockholders and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. News Corp., Delaware Plaintiffs and each of the Defendants acknowledge, and each of the other News Corp. stockholders and each of the other Defendants’ Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

37. If the Settlement is approved and the Effective Date occurs, since News Corp. will have released the Released Plaintiffs’ Claims described above against any of the other Defendants’ Releasees, no News Corp. stockholder will be able to bring another action asserting those claims against those persons on behalf of the Company.

38. Pending final determination of whether the Settlement should be approved, all proceedings in the Delaware Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended. Pending final determination of whether the Settlement should be approved, Delaware Plaintiffs, all News Corp. stockholders, Defendants, and the Company are enjoined from filing, commencing, or prosecuting any Released Claims against the Releasees in the Delaware Action or in any other lawsuit in any jurisdiction, including the New York Derivative Actions.

HOW WILL THE ATTORNEYS BE PAID?

39. Plaintiffs’ Counsel3 have not received any payment for their services in pursuing the claims asserted in their respective actions, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. Plaintiffs’ Counsel invested their own resources for pursuing their respective cases on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the actions. In light of the risks undertaken in pursuing the respective actions on a contingency basis and the benefits created for News Corp. through the Settlement and the prosecution of the Delaware Action, Delaware Co-Lead Counsel, on behalf of all Plaintiffs’ Counsel, intend to petition the Court for an award of attorneys’ and litigation expenses to be paid from the Settlement Payment, and from no other source, which is no greater than the lesser of: (a) 20% of the Settlement Payment plus reimbursement of Plaintiffs’ Counsel’s reasonable litigation expenses; or (b) $28 million. The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee Award”).

3 “Plaintiffs’ Counsel” consists of Delaware Co-Lead Counsel; the additional counsel who filed derivative actions on behalf of News. Corp that were consolidated into the Delaware Action; Demand Letter Counsel; Greenfield & Goodman, LLC and Shepherd, Finkelman, Miller & Shah, LLP, counsel for G.E. Stricklin, the plaintiff in G.E. Stricklin v. Murdoch, No. 1:11-cv-05073 (S.D.N.Y.); and Glancy Binkow & Goldberg LLP, counsel for Gregory L. Shields, the plaintiff in Shields v. Murdoch, No. 1:11-cv-04917-PGG (S.D.N.Y.). No payment from any attorneys’ fees award shall be made to any counsel not affiliated with Plaintiffs’ Counsel.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I

HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

40. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable John W. Noble on June 26, 2013, at 10:00 a.m., at the Court of Chancery courtroom, Kent County Courthouse, 38 The Green, Dover, Delaware 19901.

41. Any person that owned News Corp. common stock as of May 1, 2013 and continues to own such stock through June 26, 2013, the date of the Settlement Hearing, who objects to the Settlement or the application for attorneys’ fees and expenses by Delaware Co-Lead Counsel, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than June 16, 2013, such person files with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, the following: (a) a written and signed notice of intention to appear which states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (b) proof that the objector owned shares of News Corp. stock as of May 1, 2013 and continues to hold such shares; and (c) a written detailed statement of the person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support. Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than June 16, 2013:

Delaware Co-Lead Counsel:

Mark Lebovitch, Esquire Amy Miller, Esquire
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1285 Avenue of the Americas New York, NY 10019

Jay W. Eisenhofer, Esquire Geoffrey C. Jarvis, Esquire Diane Zilka, Esquire GRANT & EISENHOFER P.A. 123 S. Justison Street Wilmington, DE 19801

Counsel for Defendants and News Corp.:

Gregory V. Varallo, Esquire Thomas A. Uebler, Esquire RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, DE 19801

42. Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or Delaware Co-Lead Counsel’s application for an award of attorneys’ and expenses, or any other matter related to the Settlement, in the Delaware Action or in any other action or proceeding.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

43. This Notice does not purport to be a comprehensive description of the Delaware Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Delaware Action, you may inspect the pleadings, the Stipulation of Settlement, the Orders entered by the Court, and other papers filed in the Delaware Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, Delaware 19801, during regular business hours of each business day. You may also view a copy of the Stipulation of Settlement at http://www.newscorpderivativesettlement.com. If you have questions regarding the Settlement, you may write or call Delaware Co-Lead Counsel: Mark Lebovitch, Esquire, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, NY 10019, (800) 380-8496, and Jay W. Eisenhofer, Esquire, Grant & Eisenhofer P.A., 123 S. Justison Street, Wilmington, DE 19801, (302) 622-7000.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.

44. Brokerage firms, banks, and other persons or entities who hold shares of News Corp. common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from News Corp. sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to Laura Cleveland, Corporate Secretary, News Corporation, 1211 Avenue of the Americas, New York, New York 10036, after which News Corp. will promptly send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by calling News Corp. at (212) 852-7000.

Dated: May 6, 2013

BY ORDER OF THE COURT:

/s/ Register in Chancery